As filed with the Securities and Exchange Commission on May 26, 2004

Registration No. 333-114835

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

OPSWARE INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3340178
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

599 N. Mathilda Avenue

Sunnyvale, California 94085

(408) 744-7300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Benjamin A. Horowitz

President and Chief Executive Officer

599 N. Mathilda Avenue

Sunnyvale, California 94085

(408) 744-7300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Robert A. Freedman, Esq.

Fenwick & West LLP

801 California Street

Mountain View, California 94041

(650) 988-8500

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which shall specifically state that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this Amendment No. 1 is to file Exhibits 5.1 and 23.1 as set forth below in Item 16 of Part II of this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the common stock being registered hereby. All expenses of the offering will be paid by the Registrant. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$19,005
Printing and engraving expenses	30,000
Accounting fees and expenses	50,000
Legal fees and expenses	100,000
Miscellaneous fees and expenses	15,495

Total	$214,500

ITEM 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article 10 of the Registrant’s Amended Certificate of Incorporation and Article 6 of the Registrant’s Bylaws provide for indemnification of the Registrant’s directors and officers to the maximum extent permitted by the Delaware General Corporation Law. The Registrant also maintains, and intends to continue to maintain, insurance for the benefit of its directors and officers to insure such persons against certain liabilities, including liabilities under the securities laws.

ITEM 16. Exhibits.

The following exhibits are filed with or incorporated by reference into this registration statement:

Exhibit Number	Exhibit Description	Incorporated by Reference				Previously Filed*	Filed Herewith
		Form	File No.	Exhibit	Filing Date
1.1	Form of Underwriting Agreement.**

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	S-1/A	333-46606	3.2	2/16/01

4.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant.	DEF14A	000-32377	Annex B	7/10/02

4.3	Amended and Restated Bylaws of the Registrant.	10-K	000-32377	3.2	5/1/02

4.4	Form of Common Stock Certificate of the Registrant					X

5.1	Opinion of Fenwick & West LLP regarding the legality of the common stock being registered.						X

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).						X

23.2	Consent of Ernst & Young LLP, independent auditors.					X

24.1	Power of Attorney					X

*	Filed with the original filing of this Registration Statement on April 26, 2004.
**	To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.

ITEM 17. Undertakings.

The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(c)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in the registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in the registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

(5)	For purposes of determining any liability under the Securities Act of 1933, any information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against these liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered under this registration statement, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 26th day of May, 2004.

OPSWARE INC.

By:	/s/ BENJAMIN A. HOROWITZ
Benjamin A. Horowitz President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BENJAMIN A. HOROWITZ Benjamin A. Horowitz	Chief Executive Officer, President and a Director [Principal Executive Officer]	May 26, 2004

/s/ SHARLENE P. ABRAMS* Sharlene P. Abrams	Chief Financial Officer and Vice President of Finance [Principal Financial Officer and Principal Accounting Officer]	May 26, 2004

/s/ MARC L. ANDREESSEN* Marc L. Andreessen	Chairman of the Board of Directors	May 26, 2004

/s/ WILLIAM V. CAMPBELL* William V. Campbell	Director	May 26, 2004

/s/ MIKE J. HOMER* Mike J. Homer	Director	May 26, 2004

/s/ SIMON M. LORNE* Simon M. Lorne	Director	May 26, 2004

/s/ MICHAEL S. OVITZ* Michael S. Ovtiz	Director	May 26, 2004

Signature	Title	Date

/s/ ANDREW S. RACHLEFF* Andrew S. Rachleff	Director	May 26, 2004

/s/ MICHELANGELO A. VOLPI* Michelangelo A. Volpi	Director	May 26, 2004

*By:	/s/ BENJAMIN A. HOROWITZ
Benjamin A Horowitz
Attorney-in-Fact
May 26, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference				Previously Filed*	Filed Herewith
		Form	File No.	Exhibit	Filing Date
1.1	Form of Underwriting Agreement.**

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	S-1/A	333-46606	3.2	2/16/01

4.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant.	DEF14A	000-32377	Annex B	7/10/02

4.3	Amended and Restated Bylaws of the Registrant.	10-K	000-32377	3.2	5/1/02

4.4	Form of Common Stock Certificate of the Registrant					X

5.1	Opinion of Fenwick & West LLP regarding the legality of the common stock being registered.						X

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).						X

23.2	Consent of Ernst & Young LLP, independent auditors.					X

24.1	Power of Attorney.					X

*	Filed with the original filing of this Registration Statement on April 26, 2004.
**	To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.